Exhibit 3.3

CERTIFICATE OF SECRETARY

AMENDMENT TO THE BYLAWS OF

ITERIS, INC.

The undersigned does hereby certify that:

(1)           He is the duly elected and acting secretary of Iteris, Inc., a Delaware corporation (the “Corporation”); and

(2)           Article II of the Bylaws of the Corporation shall be amended by adding the following Sections 14 and 15:

“Section 14.          Advance Notice of Stockholder Business.  Only business that has been properly brought before the stockholders meeting may be conducted at an annual meeting of the stockholders. To be properly brought before an annual stockholders meeting, business must be:

(i)            specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,

(ii)           otherwise properly brought before the stockholders meeting by or at the direction of the Board of Directors, or

(iii)          a proper matter for stockholder action under the Delaware General Corporation Law that has been properly brought before the stockholders meeting by a stockholder (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 14 and on the record date for the determination of stockholders entitled to vote at such annual meeting of the stockholders and (B) who complies with the notice procedures set forth in this Section 14.

For such business to be considered properly brought before the meeting by a stockholder, such stockholder must, in addition to any other applicable requirements, have given timely notice in proper form of such stockholder’s intent to bring such business before such meeting. To be timely, such stockholder’s notice must:

(i)            in the case of a proposal submitted for inclusion in the Corporation’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), meet the deadline for proposals submitted under such rule, or

(ii)           in the case of all other matters, be delivered to or mailed and received by the secretary of the Corporation at the Corporation’s principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting of the stockholders; provided, however, that in the event that no annual meeting of the stockholders was held in the previous year or the annual meeting of the stockholders is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

To be in proper form, a stockholder’s notice shall be in writing and shall set forth:

(i)            the name and record address of the stockholder who intends to propose the business, the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder or any Associated Person (as defined below) of such stockholder and any other direct or indirect positions, agreements or understandings to which such stockholder or any Associated Person of such stockholder is a party (including hedged positions, short positions, options, derivatives, convertible securities and any other stock appreciation or voting interests) which provide the opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation;

(ii)           a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

(iii)          a complete description of the business desired to be brought before the annual meeting of the stockholders and the reasons for conducting such business at the annual meeting of the stockholders;

(iv)          any material interest of the stockholder or any Associated Person of such stockholder in such business including any agreements the stockholder or any Associated Person of such stockholder may have with others in connection with such business; and

(v)           any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act.

If any of the foregoing information changes in any material respect from the date the notice is received through the date of the meeting, the stockholder shall promptly supplement such information to reflect such change by notice in writing and delivered to or mailed and received by the secretary of the Corporation at the Corporation’s principal executive offices.

For purposes of this Section 14 and Section 15, an “Associated Person” of any stockholder or proposed nominee shall mean (i) any member of the immediate family of such stockholder or proposed nominee sharing the same household with such stockholder or proposed nominee; (ii) any person controlling, controlled by, or under common control with, such stockholder or proposed nominee; (iii) any person acting in concert or as part of a group (within the meaning of the Exchange Act and the regulations promulgated thereunder) with such stockholder or proposed nominee; or (iv) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or proposed nominee.

In order to include information with respect to a stockholder proposal in the Corporation’s proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder in addition to the requirements of this Section 14.

No business shall be conducted at the annual meeting of the stockholders except business brought before the annual meeting of the stockholders in accordance with the procedures set forth in this Section 14.  The chairperson of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure.

Section 15.            Advance Notice of Director Nominations.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors, except as may be otherwise provided in the certificate of incorporation with respect to the right of holders of a class of preferred stock of the Corporation to nominate and elect a specified number of directors. To be properly brought before an annual meeting of the stockholders, or any special meeting of the stockholders called for the purpose of electing directors, nominations for the election of a director must be (i) specified in the notice of meeting (or any supplement thereto), (ii) made by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) made by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 15 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 15.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the Corporation’s principal executive offices, in the case of an annual meeting of the stockholders, in accordance with the provisions set forth in Section 14, and, in the case of a special meeting of the stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

To be in proper form, a stockholder’s notice shall be in writing and shall set forth:

(i)            as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person or any Associated Person of the person, (D) any other direct or indirect positions, agreements or understandings to which such person or any Associated Person of such person is a party (including hedged positions, short positions, options, derivatives, convertible securities and any other stock appreciation or voting interests) which provide the opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation, (E) a description of all arrangements, understandings or material relationships between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (F) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected and a completed questionnaire concerning such person’s business experience, beneficial ownership, relationships and transactions with the Corporation, independence and other matters typically contained in the Corporation’s questionnaire for directors and officers); and

(ii)           as to such stockholder giving notice, the information required to be provided pursuant to Section 14.

If any of the foregoing information changes in any material respect from the date the notice is received through the date of the meeting, the stockholder shall promptly supplement such information to reflect such change by notice in writing and delivered to or mailed and received by the secretary of the Corporation at the Corporation’s principal executive offices.

Subject to the rights of any holders of a class of preferred stock of the Corporation, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 15. If the chairperson of the meeting properly determines that a nomination was not made in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.”

(3)           Article VIII of the Bylaws of the Corporation shall be amended by adding the following after the end of Section 1:

“Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, unless otherwise required by applicable law, Sections 14 and 15 of Article II the Bylaws shall not be amended, modified or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the outstanding shares of the Corporation’s capital stock, voting together as a single class.”

(4)           The foregoing amendments to the Bylaws of the Corporation were duly adopted by the Board of Directors by unanimous written consent effective August 20, 2009.

IN WITNESS WHEREOF, the undersigned has executed this Certificate to be effective as of the 20th day of August 2009.

/S/ JAMES S. MIELE
James S. Miele, Secretary